QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

SECOND AMENDMENT TO COLLABORATION AGREEMENT

        THIS SECOND AMENDMENT TO COLLABORATION AGREEMENT (the "Second Amendment") is entered into and made effective as of December 4, 2001 ("Second Amendment Date") by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation ("Rigel") with its offices at 240 East Grand Avenue, South San Francisco, California, 94080, and JANSSEN PHARMACEUTICA N.V., a Belgian corporation ("Janssen") with offices at Turnhoutseweg 30, 2340 Beerse, Belgium (Rigel and Janssen each individually referred to herein as "Party", and collectively as "Parties").

RECITALS

        WHEREAS, Rigel and Janssen are parties to that certain Collaboration Agreement dated December 4, 1998, as once amended effective June 30, 2000 (the "Collaboration Agreement");

        WHEREAS, the Collaboration Agreement provided for a three-year term of collaborative research between the Parties (the Research Period, as defined in the Collaboration Agreement), but contemplated that the Parties might wish to extend the term of their collaborative research for an additional two years;

        WHEREAS, the Parties have now decided that they wish to amend the Collaboration Agreement to extend the Research Period for an additional two years on the terms set forth herein, and provide a research plan to cover the additional years; and

        WHEREAS, the Parties wish additionally in this Second Amendment to integrate with the Collaboration Agreement certain decisions made by the Research Management Committee with respect to "Preliminary Target-Peptide Pairs", "Validated Target-Peptide Pairs" and validation criteria relating thereto;

        NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Second Amendment, the Parties agree as follows:

        1.    All initially capitalized terms used but not defined in this Second Amendment shall have the meanings given in the Collaboration Agreement. As used herein, the following terms shall have the following meanings:

  "Extended Research Period" shall mean the period of time beginning on the third anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date.

  "Initial Research Period" shall mean the period of time beginning on the Effective Date and ending on the third anniversary of the Effective Date.

        2.    Section 3.2(c) of the Collaboration Agreement is hereby amended to replace the phrase "Research Period" with the phrase "Initial Research Period."

        3.    The Collaboration Agreement is hereby amended to insert a new Section 3.2(d) having the following text:

  (d)    In each year of the Extended Research Period, Rigel shall commit nine (9) FTEs to conducting the Research Program.

        4.    Section 3.3 of the Collaboration Agreement is hereby replaced in its entirety with the following:

  3.3    Research Period. The Research Program will commence on the Effective Date and terminate five (5) years thereafter unless this Agreement is earlier terminated as provided in Article 10 (the "Research Period").

        5.    Section 6.2 of the Collaboration Agreement is hereby replaced in its entirety with the following:

  6.2    Research Support.

          (a)  Initial Research Period. Janssen will provide funding to support Rigel's efforts and FTE commitments under Sections 3.2(b) and 3.2(c) of this Agreement at a rate of US$250,000 per FTE per year.

          (b)  Extended Research Period. Janssen will provide funding to support Rigel's efforts under the Research Program and nine (9) FTE's of Rigel in each year of the Extended Research Period at a rate of US$275,000 per FTE per year.

          (c)  Payment Schedule. The amounts set forth in Sections 6.2(a) and (b) shall be payable quarterly in advance.

        6.    Section 6.3(a) is amended to add a sixth milestone event and associated payment amount as follows:

Milestone Event		Amount of Payment
6)	Selection by Janssen of the first Development Candidate discovered by screening a new Validated Target that is accepted pursuant to Section 3.5 as validated during the two-year extension period (the Extended Research Period), but excluding the following list of targets, which were discovered and have undergone validation during the Initial Research Period:	$1,000,000

-Tankyrase Homologue
-PP5
-MRE11: Nuclease
-SAK: S/T Kinase
-KAP: Phosphatase
-SNK: S/T Kinase
-PRL-2: Phosphatase
-PP2Cgamma: Phosphatase
-BAT1 helicase: Helicase
-KIAA0052: Helicase
-DDX1 helicase: Helicase
-PKCZeta: S/T kinase
-AMP-Activated kinase: S/T kinase
-UCH-L3: ubiquitin hydrolase
	-TC21: GTPase

        7.    The Parties hereby agree that the Research Plan shall include the research plan that has been exchanged by the Parties on or prior to the Second Amendment Date, which is intended to set forth the Parties' collaborative activities in the Extended Research Period.

        8.    In the course of the Parties' activities under the Collaboration Agreement, the Research Management Committee agreed as of November 19, 1999 that the Parties would direct a portion of their collaborative efforts to the discovery of validated targets rather than the validated pairs of interacting peptides for which the Collaboration Agreement originally called. The Research Program has proceeded in part to identify validated targets rather than validated peptide pairs. Certain defined terms and their employment in the Collaboration Agreement are affected by this change. Therefore, for clarity the Parties wish now to reflect such agreement by the RMC in this Second Amendment by formally amending Sections 1.26 and 1.47 of the Collaboration Agreement.

        9.    Section 1.26 of the Collaboration Agreement is hereby replaced with the following:

    "Preliminary Target-Peptide Pairs" shall mean (a) a Molecular Target together with an Active Peptide that binds thereto, which pair has been identified or discovered in the course of the Research Program, and which has been Validated Preliminarily; or (b) a Molecular Target or an Active Peptide which has been identified or discovered in the course of the Research Program, and which has been Validated Preliminarily.

        10.  Section 1.47 of the Collaboration Agreement is hereby replaced with the following:

    "Validated Target-Peptide Pair" or "VTPP" shall mean (a) a Molecular Target together with an Active Peptide that binds thereto, which pair has been identified or discovered during the course of the Research Program in the Field of Research, that meets the criteria for full validation established by the RMC at the time that the corresponding Preliminary Target Peptide Pair is selected for further validation; or (b) a Molecular Target or an Active Peptide which has been identified or discovered in the course of the Research Program in the Field of Research, that meets the criteria for full validation at the time that the corresponding Preliminary Target-Peptide Pair is selected for further validation.

        11.  The RMC agreed, in its meeting minutes dated November, 1999, to Validation Criteria, which the Parties wish now to formally include as part of the Collaboration Agreement along with more detail as to determination of when the Validation Criteria are met. Therefore, Section 3.5(a) of the Collaboration Agreement is hereby replaced with the following:

          (a)  During the Research Period, the RMC shall select Preliminary Target-Peptide Pairs to be further evaluated to determine whether they meet the criteria for a Preliminary Target-Peptide Pair to qualify as a Validated Target-Peptide Pair ("Validation Criteria"), which are as follows:

    ¤ Dominant negatives ("DN") and/or antisense oligonucleotides ("AS") corresponding to the Preliminary Target-Peptide Pair induce an antiproliferative effect -or- such DN or AS sensitizes cells to chemotherapeutic agents;

    ¤ DN and/or AS corresponding to the Preliminary Target-Peptide Pair affects preferentially tumor cells relative to normal cells; and

    ¤ An HTS-format biochemical assay for compound screening involving such Preliminary Target-Peptide Pair has been established; and

    ¤ The RMC has determined freedom-to-operate for the Preliminary Target-Peptide Pair.

  If a Preliminary Target-Peptide Pair meets all of the Validation Criteria, the RMC shall promptly determine that such Preliminary Target-Peptide Pair qualifies as a Validated Target-Peptide Pair.

Additionally, to reflect that the Validation Criteria have been agreed, Section 2.7(f) is hereby amended to delete the phrase "or a Validated Target-Peptide Pair."

        12.  Section 3.6(a) is hereby amended to replace the phrase "three (3) years" with the phrase "twenty-four (24) months."

        13.  The Parties recognize that it may be advantageous to both Parties to conduct a collaborative research relationship between themselves after the Extended Research Term. The Parties hereby agree that, at the request of either Party no later than six (6) months prior to the end of the Extended Research Term, the Parties shall negotiate in good faith, for a period of no less than six (6) months, the terms of a collaborative research relationship between the Parties to commence upon or after the expiration of the Extended Research Term.

        14.  Articles 12 and 14 of the Collaboration Agreement shall apply to this Second Amendment as if set forth herein in their entireties.

        IN WITNESS WHEREOF, the Parties hereto have duly executed this Second Amendment.

RIGEL PHARMACEUTICALS, INC.		JANSSEN PHARMACEUTICA, N.V.
By:	/s/ RAUL RODRIGUEZ	By:	/s/ PER PETERSON
Name:	Raul Rodriguez	Name:	Dr. Per Peterson
Title:	V.P. Business Development	Title:	Chairman, R&D Pharmaceuticals

QuickLinks

  Exhibit 10.23
SECOND AMENDMENT TO COLLABORATION AGREEMENT
RECITALS